SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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Check the appropriate box:
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[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                              Meritage Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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1)   Title of each class of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                           [LOGO] MERITAGE CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          DATE: WEDNESDAY, MAY 8, 2002
                                 TIME: 9:00 a.m.
               LOCATION: DOUBLETREE HOTEL DALLAS - LINCOLN CENTRE
                                5410 LBJ FREEWAY
                                  DALLAS, TEXAS

To Our Stockholders:

     You are invited to attend the Meritage Corporation 2002 Annual Meeting of Stockholders for the following purposes:

     1. To elect three Class I Directors, each to hold office for a two-year term;

     2. To approve an amendment to our 1997 Stock Option Plan that will increase the total number of shares authorized for issuance by 300,000, and the number of shares that may be issued to any one person under the plan from 100,000 to 150,000; and

     3. To transact any other business that may properly come before the meeting. We are not currently aware of any other matters that may come before the meeting.

     Only stockholders of record at the close of business on March 29, 2002 are entitled to notice of and to vote at the annual meeting. A copy of our 2001 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

                                        By Order of the Board of Directors


                                        /s/ Larry W. Seay
                                        ----------------------------------------
Scottsdale, Arizona                     Larry W. Seay
April 2, 2002                           Secretary


                             YOUR VOTE IS IMPORTANT.
      WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY ALSO VOTE BY
                CALLING THE 800-NUMBER LISTED ON YOUR PROXY CARD.

                              MERITAGE CORPORATION
                           6613 NORTH SCOTTSDALE ROAD
                                    SUITE 200
                            SCOTTSDALE, ARIZONA 85250

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

     This Proxy Statement is furnished to you in connection with the solicitation of proxies to be used in voting at our Annual Meeting of Stockholders on May 8, 2002. The meeting will be held at 9:00 a.m. at the Doubletree Hotel Dallas - Lincoln Centre, 5410 LBJ Freeway, Dallas, Texas 75240. THE MERITAGE BOARD OF DIRECTORS IS SOLICITING PROXIES. The proxy materials relating to the annual meeting were mailed on or about April 10, 2002 to stockholders of record at the close of business on March 29, 2002 (the "record date").

     You are entitled to revoke your proxy at any time before it is exercised by attending the annual meeting and voting in person, duly executing and delivering a proxy bearing a later date, or sending written notice of revocation to the Corporate Secretary at the above address. Whether or not you plan to be present at the annual meeting, we encourage you to sign and return the enclosed proxy card or to use telephone or internet voting. Refer to your proxy card for instructions about voting by telephone, internet or mail.

     We will bear the entire cost of proxy solicitation, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. We may solicit proxies through the mail, by personal interview or telephone.

                          VOTING SECURITIES OUTSTANDING

     As of the record date, there were 5,662,873 shares of Meritage common stock outstanding. Each share is entitled to one vote on each proposal to be voted on at the annual meeting. Only holders of record of common stock at the close of business on the record date will be permitted to vote at the meeting, either in person or by valid proxy. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter.

     The following information should be reviewed along with the audited consolidated financial statements, notes to consolidated financial statements, report of independent auditors and other information included in our 2001 Annual Report that was mailed to you along with this Proxy Statement.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Our Board of Directors has seven members. The directors are divided into two classes serving staggered two-year terms. This year our Class I directors are up for election. The Board has nominated Steven J. Hilton and Raymond Oppel, who are incumbent Class I Directors, for re-election and William G. Campbell as a new Director. William W. Cleverly, a current Class I Director will not stand for re-election. Management is deeply grateful to William Cleverly for his dedicated service to Meritage.

     All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees will be unable to act as a director. However, if a nominee becomes unable to serve or if a vacancy should occur before election, the Board may either reduce its size or designate a substitute nominee. If a substitute nominee is named, the Board will vote the proxies held by it for the election of the substitute nominee.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the three nominees that receive the largest number of FOR votes cast will be elected as Directors. In the vote on the election of three Director nominees, stockholders may:

     *    vote FOR all nominees;
     *    vote to WITHHOLD votes for all nominees; or
     *    WITHHOLD votes as to specific nominees.

     Unless you tell us by your proxy to vote differently, we will vote your properly completed proxies FOR the Board's nominees.

                        THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE "FOR" APPROVAL OF PROPOSAL NO. 1.

                        DIRECTOR AND OFFICER INFORMATION

     JOHN R. LANDON, 44, has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our chief operating officer and co-chief executive officer from the combination of Legacy Homes and Meritage in July 1997 to April 1998. Mr. Landon founded Legacy Homes in 1987 and, as its president, managed all aspects of the company's business. Mr. Landon is a member of the National Association of Homebuilders and the Dallas Home and Apartment Builders' Association.

     STEVEN J. HILTON, 40, has served as co-chairman and co-chief executive officer (or co-managing director) since April 1998 and served as our president and co-chief executive officer from December 31, 1996 to April 1998. In 1985, Mr. Hilton co-founded Monterey Homes, which merged with Homeplex Mortgage Investment Co., the Company's predecessor, and was its treasurer, secretary and director until December 31, 1996. Mr. Hilton is a member of the Central Arizona Homebuilders' Association and the National Association of Homebuilders.

     ROBERT G. SARVER, 40, has served as a director since December 1996, and is currently a director of Skywest Airlines. He was the chairman and chief executive officer of California Bank and Trust from 1998 to 2001. From 1995 to 1998, he served as chairman of Grossmont Bank. In 1990, Mr. Sarver co-founded and currently serves as the executive director of Southwest Value Partners and Affiliates, a real estate investment company. Mr. Sarver was the founder of the National Bank of Arizona and was its President until its acquisition by Zions Bancorporation in 1994.

     C. TIMOTHY WHITE, 41, has served as a director since December 1996, and served as a director of Monterey Homes from February 1995 until December 1996. Since 1989, Mr. White has been an attorney with the law firm of Tiffany & Bosco, P.A. in Phoenix, Arizona, which provides legal services to Meritage.

     RAYMOND OPPEL, 45, has served as a director since December 1997. He was the co-founder, chairman and chief executive officer of the Oppel Jenkins Group, a regional homebuilder in Texas and New Mexico, which was sold to the public homebuilder KB Home. Mr. Oppel has served as president of the Texas Panhandle Builder's Association and is a licensed real estate broker. Mr. Oppel currently is active as a private investor in real estate development, banking and a new automobile dealership.

     PETER L. AX, 43, has served as a director since September 2000 and is the managing partner of Phoenix Capital Management, an investment banking and merchant-banking firm. Mr. Ax is the former chairman and chief executive officer of SpinCycle, Inc., the nation's largest consolidator and developer of coin-operated laundromats. Prior to his involvement in SpinCycle, Mr. Ax served as Head of the Private Equity Division and Senior Vice President of Lehman Brothers in New York. Mr. Ax is also on the Board of Directors of CashX, Inc. and Medit Marketing, Inc. Mr. Ax is a certified public accountant and holds an M.B.A. from the Wharton School at the University of Pennsylvania.

     WILLIAM G. CAMPBELL, 43, is nominated to serve as a director this year. Mr. Campbell is a co-founder and managing director of Knightsbridge Capital Corporation, an advisory firm that plans and implements capitalization strategies for commercial real estate. Prior to forming Knightsbridge, Mr. Campbell was division manager of FINOVA Realty Capital, the commercial real estate financing division of The FINOVA Group. From 1995 until its acquisition by FINOVA in 1997, Mr. Campbell was chief operating officer of Belgravia Capital Corporation, a nationwide commercial mortgage banking firm. Mr. Campbell holds an M.B.A. from Pepperdine University and is a certified public accountant.

     LARRY W. SEAY, 46, has served as chief financial officer and vice president-finance since December 31, 1996, and has also served as our secretary and treasurer since 1997. Mr. Seay was chief financial officer and vice president-finance of Monterey Homes from April 1996 to December 31, 1996. Prior to 1996, Mr. Seay served as vice president and treasurer of UDC Homes, Inc. Mr. Seay is a certified public accountant and a member of the American Institute of Certified Public Accountants.

     RICHARD T. MORGAN, 46, has served as vice president since April 1998 and also served as chief financial officer of our Texas division since July 1997. Mr. Morgan was appointed Legacy's chief financial officer in 1997.

              STOCK OWNED BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table summarizes, as of March 15, 2002, the number and percentage of outstanding shares of our common stock beneficially owned by the following:

     * each person or group management knows to beneficially own more than 5% of such stock;
     *    all Meritage directors and nominees for director;
     * all executive officers named in the compensation summary under "Executive Compensation"; and
     *    all Meritage directors and executive officers as a group.

     The address for our directors and executive officers is c/o Meritage Corporation, 6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250. The number of shares includes shares of common stock owned of record by such person's spouse and minor children and by other related individuals and entities over whose shares of common stock such person has custody, voting control or the power of disposition.

                                                                                           RIGHT TO
                                                                              NUMBER       ACQUIRE      TOTAL      PERCENT OF
                                                                             OF SHARES      BY MAY    BENEFICIAL  OUTSTANDING
  NAME OF BENEFICIAL OWNER              POSITION WITH COMPANY                  OWNED       30, 2002     SHARES     SHARES (1)
  ------------------------              ---------------------                  -----       --------     ------     ----------
       John R. Landon         Class II Director, Co-Chairman and Co-CEO       750,734(2)     32,280     783,014       13.8%

      Steven J. Hilton        Class I Director, Co-Chairman and Co-CEO        672,341        75,147     747,488       13.0%

      Robert G. Sarver              Class II Director, Audit and              264,800(3)     12,500     277,300        4.9%
                                   Compensation Committee Member

      C. Timothy White                   Class II Director                        316        12,500      12,816         *

       Raymond Oppel                Class I Director, Audit and                    --        12,500      12,500         *
                                   Compensation Committee Member

        Peter L. Ax                 Class II Director, Audit and                   --         3,500      3,500          *
                                   Compensation Committee Member

    William G. Campbell               Class I Director Nominee                     --            --         --          *

    William W. Cleverly                   Class I Director                      1,000            --       1,000         *

       Larry W. Seay               Chief Financial Officer, Vice                4,354        15,900      20,254         *
                                  President-Finance, Secretary and
                                             Treasurer

     Richard T. Morgan                     Vice President                       1,500        15,700      17,200         *

   All directors, nominees and executive officers as a group (10 persons)   1,695,045       180,027   1,875,072       33.3%

  NAME OF BENEFICIAL OWNER          ADDRESS OF BENEFICIAL OWNER
  ------------------------          ---------------------------
Capital Growth Management LP   One International Place, Boston MA 02110       576,200(4)         --     576,200       10.2%

----------
*    Represents less than 1%.
(1) The percentages shown include the shares of common stock actually owned as of March 15, 2002, and the shares which the person or group had the right to acquire within 60 days of that date. In calculating the percentage of ownership, all shares of common stock which the identified person had the right to acquire within 60 days of March 15, 2002 upon exercise of options are considered as outstanding for computing the percentage of the shares owned by that person or group, but are not considered as outstanding for computing the percentage of the shares of stock owned by any other person.
(2)  647,267 shares are owned with Eleanor Landon, spouse, as tenants-in-common.
(3) Mr. Sarver beneficially owns 1,500 shares through his spouse and 500 shares through a minor child.
(4) Based on Schedule 13G, filed with the SEC on February 8, 2002. Capital Growth Management LP ("CGM") has sole voting power with respect to 576,200 shares and shared dispositive power with respect to those 576,200 shares. The Schedule 13G also states that CGM disclaims any beneficial interest in the shares.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE BOARD OF DIRECTORS met nine times in fiscal 2001. Each director attended at least 75% of the Board and committee meetings of which he is a member.

     THE COMPENSATION COMMITTEE reviews the performance of the Co-CEO's and will, at the appropriate times, review plans for management succession. The Committee also reviews and approves the Company's compensation policies as they relate to the Co-CEO's and administers Meritage's Executive Management Incentive Plan.

THE AUDIT COMMITTEE recommends appointment of our independent auditors, reviews our financial statements and considers other matters in relation to the external audit of financial affairs to promote accurate and timely reporting. The Audit Committee members are independent as described by Sections 303.01(B)(2)(a) and
(3) of the New York Stock Exchange Listing Standards.

The  following   summarizes  the  membership  of  the   Compensation  and  Audit
Committees, and the number of times each met during 2001.

                                       COMPENSATION COMMITTEE    AUDIT COMMITTEE
                                       ----------------------    ---------------
Robert G. Sarver                                  x                     x
Raymond Oppel                                     x                     x
Peter L. Ax                                       x                     x
Number of meetings in 2001                        2                     5

OTHER COMMITTEES. We do not maintain a standing nominating committee or other committee performing similar functions. The entire Board performs those duties.

                              DIRECTOR COMPENSATION

     Non-employee directors received an annual retainer of $13,200 in 2001, plus expenses related to attending Board and Committee meetings. Non-employee directors receive no additional cash compensation for attending Board or Committee meetings. In 2001, each non-employee director was granted options to acquire 5,000 shares of our common stock as additional consideration for their services. All non-employee director stock options vest in equal share increments on each of the first two anniversary dates of the date of grant and have an exercise price equal to the closing price of our common stock on the grant date.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation we paid in 2001, 2000 and 1999 to our co-chief executive officers and other most highly compensated executive officers who were paid in excess of $100,000 in 2001.

                         2001 SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                          ANNUAL COMPENSATION             AWARDS
                                                 ------------------------------------   ----------
                                                                            OTHER       SECURITIES
                                                                            ANNUAL      UNDERLYING     ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR    SALARY       BONUS     COMPENSATION   OPTIONS(#)   COMPENSATION(2)
     ---------------------------          ----   --------   ----------   ------------   ----------   ---------------
John R. Landon - Co-Chairman and          2001   $425,000   $1,417,401         --         49,000        $ 57,277
  Co-Chief Executive Officer              2000    400,000      975,597         --         11,200          63,257
                                          1999    375,000      475,000         --         30,000          63,504

Steven J. Hilton - Co-Chairman and        2001    425,000    1,417,401         --         49,000          40,964
  Co-Chief Executive Officer              2000    400,000      975,597         --         11,200          35,005
                                          1999    375,000      475,000         --         30,000          33,212

Larry W. Seay - Chief Financial Officer,  2001    191,308      225,000     45,000(1)      19,500          15,229
  Vice President-Finance, Secretary and   2000    161,428      175,000         --          7,500          14,654
  Treasurer                               1999    150,000      125,000         --         20,000          12,611

Richard T. Morgan - Vice President        2001    150,000       90,000     40,000(1)      13,500           4,968
                                          2000    122,500       80,000         --             --           5,334
                                          1999    110,833       60,000         --         15,000           3,737

----------
(1)  Represents deferred compensation, payable in December 2004.
(2) These amounts represent matching contributions by us to the officers' accounts under the 401(k) plan, group medical, long-term disability and life insurance plan premiums and automobile allowances paid by us as follows:

                                             GROUP,
                                           LONG-TERM
                                           DISABILITY
                                 401(K)     AND LIFE     VEHICLE    TOTAL OTHER
       NAME             YEAR     MATCH      INSURANCE   ALLOWANCE   COMPENSATION
       ----             ----    -------     ---------   ---------   ------------
John R. Landon          2001    $ 2,250      $38,347     $ 16,680     $ 57,277
                        2000      2,306       37,945       23,006       63,257
                        1999      3,000       37,500       23,004       63,504

Steven J. Hilton        2001      3,130       15,115       22,719       40,964
                        2000      2,423       16,889       15,693       35,005
                        1999      2,880       14,651       15,681       33,212

Larry W. Seay           2001      3,150        7,429        4,650       15,229
                        2000      3,060        7,394        4,200       14,654
                        1999      2,880        5,531        4,200       12,611

Richard T. Morgan       2001      2,362        2,606           --        4,968
                        2000      2,460        2,874           --        5,334
                        1999      1,237        2,500           --        3,737

                               2001 OPTION GRANTS

     The following table lists stock options granted in 2001 to the officers named in the Summary Compensation Table above. The amounts shown as potential realizable values rely on arbitrarily assumed share price appreciation rates prescribed by the SEC over the five or seven-year term of the options. In assessing those values, please note that the ultimate value of the options depends on actual future share values and do not necessarily reflect management's assessment of our future stock price performance and are not intended to indicate the Company's assessment of the value of the options.

                                       INDIVIDUAL GRANTS
                      ----------------------------------------------------
                                    PERCENTAGE                                POTENTIAL REALIZABLE VALUE
                       NUMBER OF     OF TOTAL                                   AT ASSUMED ANNUAL RATES
                        SHARES        OPTIONS                                 OF STOCK PRICE APPRECIATION
                      UNDERLYING    GRANTED TO    EXERCISE OR                       FOR OPTION TERM
                        OPTIONS      EMPLOYEES    BASE PRICE    EXPIRATION    ---------------------------
      NAME            GRANTED (#)     IN 2001      ($/SHARE)       DATE          5%                 10%
      ----            -----------     -------      ---------    ----------    --------           --------
John R. Landon          49,000          15%         $ 31.75       6/14/06     $249,091           $721,737
Steven J. Hilton        49,000          15%           31.75       6/14/06      249,091            721,737
Larry W. Seay           19,500           6%           28.86       3/13/08      229,104            533,910
Richard T. Morgan       13,500           4%           28.86       3/13/08      158,610            369,630

     No options were granted at a below market price in 2001 and we do not have a stock appreciation rights ("SAR") program.

                       AGGREGATED OPTION EXERCISES IN 2001
                  AND OPTION VALUES AT END OF FISCAL YEAR 2001

     The following table lists the number of shares acquired and the value realized as a result of options exercised during 2001 for the listed officers. The table contains values for "in the money" options, which are those with a positive spread between the exercise price and the December 31, 2001 share price of $51.30. The values are the difference between the year-end price per share and the exercise price per share, multiplied by the number of applicable shares in the money. These values may never be realized. The options may never be exercised, and the value, if any, will depend on the share price on the exercise date.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL           IN-THE-MONEY OPTIONS AT
                       SHARES                              YEAR-END (#)              FISCAL YEAR END ($)
                     ACQUIRED ON      VALUE       ---------------------------    ---------------------------
      NAME           EXERCISE(#)     REALIZED     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
      ----           -----------    ----------    -----------   -------------    -----------   -------------
John R. Landon         166,667      $3,562,509       14,240         75,960        $  517,769     $1,960,284
Steven J. Hilton        83,800       3,536,550       97,107         75,960         4,333,794      1,960,284
Larry W. Seay            7,000         213,513        8,500         40,000           316,300      1,235,240
Richard T. Morgan        2,000          72,780       12,000         24,500           479,100        721,990

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Compensation Committee to review and determine the salaries and bonuses of the Co-CEO's, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for each Co-CEO should reflect the Company's performance and the value created for our stockholders. The Compensation Committee believes that our compensation programs should support the goals and values of the Company. In addition, the Compensation Committee administers Meritage's Executive Management Incentive Plan.

     GENERAL COMPENSATION POLICY AND PHILOSOPHY. Our philosophy is to provide the Company's Co-CEO's with compensation that is based on their individual performance and the financial performance of the Company. Each Co-CEO's compensation is comprised of:

     *    a base salary;
     * performance bonuses designed to reward performance based on financial results; and
     * stock-based incentives designed to tie the Co-CEO's overall compensation to the interests of the Company's stockholders by providing rewards to executives if stockholders benefit from stock price appreciation.

     The Co-CEO's also participate in various other benefit plans generally available to all company employees, including medical, 401(k) and life insurance plans.

     The Company attempts to set executive compensation at levels that are competitive within the industry. Each year the Company reviews Co-CEO compensation against publicly available information for other homebuilders. Periodically, the Company engages outside consultants to evaluate its compensation programs.

     A substantial portion of each Co-CEO's compensation is in the form of a bonus program, which is tied to an annual budget. The Company believes that tying compensation to financial performance aligns the interests of executives with those of stockholders.

     CEO COMPENSATION. Our two co-chief executive officers, John R. Landon and Steven J. Hilton, were compensated during 2001 pursuant to employment agreements they have with us. Mr. Landon's and Mr. Hilton's employment agreements provided for a base salary, stock options and bonuses based on company performance. Both agreements provided for an annual salary and annual performance bonus based on a percentage of consolidated net income, as determined by the Board of Directors. These agreements expired in 2001, and the Compensation Committee has commissioned a compensation study to assist it in determining an appropriate Co-CEO compensation program going forward.

     During 2001, the Company continued to compensate Messrs. Landon and Hilton under the parameters of their employment agreements after such agreements expired. The performance bonus criteria for each Mr. Landon and Mr. Hilton was based on consolidated net income. Based on 2001 financial results, Messrs. Landon and Hilton each exceeded the minimum threshold consolidated net income goal to qualify for a performance bonus. As a result, the Board of Directors approved the following compensation for Messrs. Landon and Hilton:

     *    an annualized salary of $425,000;
     *    a performance bonus of $1,417,401; and
     *    a grant of 49,000 stock options vesting 20% per year for five years.

     In 2001, the Board of Directors and stockholders approved the Meritage Corporation Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan provides for annual incentive awards to certain of the Company's key executives. In determining awards to be made under the Annual Incentive Plan, the Compensation Committee may approve a formula that is based on one or more objective criteria, including performance criteria and performance goals. Performance criteria must include one or more of the following: pre- or after-tax earnings, revenue growth, operating income, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, share price growth, stockholder returns, gross or net profit margin, earnings per share, price per share and market share, any of which may be measured either in absolute terms or as compared to any incremental increase, or as compared to results of a peer group. It is the intent of the Company that awards made pursuant to the Annual Incentive Plan constitute "qualified performance-based compensation" satisfying the requirement of Section 162(m) of the Internal Revenue Code (the "Code").

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m). Section 162(m) of the Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this proxy statement. The $1 million limitation generally does not apply to compensation that is pursuant to a performance-based plan approved by stockholders. The
Company's policy is to comply with the requirements of Section 162(m) and maintain deductibility for all executive compensation, except in circumstances where the Compensation Committee concludes on an informed basis that it is in the best interest of the Company and the stockholders to take actions with regard to the payment of executive compensation which do not qualify for tax deductibility.

     Certain stock options granted to Mr. Landon in connection with the Company's combination with Legacy Homes in 1997 do not satisfy the exceptions to the non-deductibility of tax or $1 million threshold described above and, as a result of substantial appreciation in the price of our common stock, have resulted in Mr. Landon receiving compensation in excess of $1 million that is not deductible.

                                        Robert G. Sarver
                                        Raymond Oppel
                                        Peter L. Ax

                          REPORT OF THE AUDIT COMMITTEE

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY COMPANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT.

     It is the duty of the Audit Committee to provide independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of independent directors, and acts under a written charter that sets forth the audit related functions the committee is to perform. The Board of Directors has adopted a written charter for the Audit Committee. The audit functions of the Audit Committee are to:

     * serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;

     * review and appraise the audit efforts of the Company's independent accountants; and

     *    provide  an  open  avenue  of  communication   among  the  independent
          accountants, financial and senior management, and the Board of Directors.

     The Audit Committee meets with management periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. We discuss these matters with the Company's independent auditors and with appropriate Company financial personnel. We regularly meet privately with the independent auditors, who have unrestricted access to the Committee. We also recommend to the Board the appointment of the independent auditors and review periodically their performance and independence from management. We have considered the provision of additional services by our independent auditors and believe that the provision of such additional services does not adversely impact their independence.

     Although the Committee reviews the Company's financing plans and reports recommendations to the full Board for approval, management has primary responsibility for the Company's financial statements and the overall reporting process, including the Company's system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised with us.

     This year, we reviewed the Company's audited financial statements and met with both management and KPMG LLP, the Company's independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles in the United States of America. We have received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the Company. We also discussed with KPMG LLP those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, we recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

                                        Robert G. Sarver
                                        Raymond Oppel
                                        Peter L. Ax

                              EMPLOYMENT AGREEMENTS

     We had employment agreements with our co-chairmen and co-chief executive officers, John R. Landon and Steven J. Hilton, that expired on June 30, 2001 and December 31, 2001, respectively. Both agreements provided for an annual base salary and annual performance bonus based on a percentage of consolidated net income, as determined by the Board of Directors. Both agreements provided for us to pay each officer his base salary through the term of his agreement if he was terminated without cause. In addition, both agreements contained traditional non-compete provisions restricting each Mr. Landon and Mr. Hilton from engaging in the homebuilding business (subject to certain defined exceptions), recruiting or hiring our employees, and soliciting our customers and suppliers for a competing business or otherwise attempting to induce any customer or supplier to discontinue its relationship with us.

     We have an employment agreement with Larry W. Seay, our chief financial officer, which provides for an initial term through December 31, 2003. Mr. Seay's agreement is designed to provide for a base salary and an annual bonus based on the achievement of specific performance objectives. Compensation is subject to continuing employment and standard employment policies.

     If Mr. Seay is terminated without cause or he terminates his employment due to a demotion in position, he will be entitled to receive:

     *    an amount equal to 75% of his base salary;
     *    75% of his average bonus for the previous three fiscal years; and
     * acceleration of vesting of his stock options as if he held them through the end of the following fiscal year.

                         CHANGE OF CONTROL ARRANGEMENTS

     We have senior executive severance agreements with Messrs. Landon, Hilton, Seay and Morgan. Under these severance agreements, the executive officer is entitled to a severance payment if his employment is terminated by the Company without cause within two years of a change of control event. In addition, the executive officer is entitled to the severance payment it he terminates his employment for good reason within two years of a change in control event. The severance payment equals the sum of:

     * for Messrs. Landon and Hilton, two times their base salary (as defined), and for Messrs. Seay and Morgan, one times their base salary (as defined);
     * for Messrs. Landon and Hilton, two times their annual incentive compensation (as defined), and for Messrs. Seay and Morgan, one times their annual incentive compensation (as defined); and
     *    immediate vesting of all their stock options.

                                PERFORMANCE GRAPH

     The chart below graphs our performance in the form of cumulative total return to stockholders for the past five years. Our total return is compared to that of the Standard and Poor's 500 Index and of a cumulative return on the common stock of seven publicly traded peer issuers, which is comprised of Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., MDC Holdings, Inc., Ryland Group, Inc., Toll Brothers, Inc., Standard-Pacific Corporation and M/I Schottenstein Homes, Inc. (the "Peer Group").

     The comparison assumes $100 was invested on December 31, 1996 in Meritage common stock and in each of the other indices and assumes reinvestment of dividends.

                                               AS OF DECEMBER 31,
                               -------------------------------------------------
                               1996     1997     1998     1999     2000     2001
                               ----     ----     ----     ----     ----     ----
Meritage Corporation            100      167      168      150      514      708
S&P 500 Index                   100      133      171      208      189      166
Peer Group                      100      177      196      154      288      471


                                     [GRAPH]

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Executive officers, directors and "beneficial owners" of more than ten percent of our common stock must file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission under
Section 16(a). Based solely on review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during our preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except Mr. Cleverly did not timely report stock transactions on one Form 4.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since 1997, we have leased office space in Plano, Texas from Home Financial Services, a Texas partnership owned by John and Eleanor Landon. The lease expires May 15, 2002. Rents paid to the partnership were $193,771 in 2001, $185,613 in 2000 and $176,773 in 1999.

     We paid legal fees to Tiffany & Bosco, P.A. of approximately $420,000 in 2001, $311,000 in 2000 and $334,000 in 1999. C. Timothy White, one of our
Directors, is a partner of Tiffany & Bosco, P.A.

     William Cleverly resigned as a managing director effective March 18, 1999. Mr. Cleverly has served as a Director of Meritage since 1996 and has indicated that he will not stand for re-election as a Director following the expiration of his term at the Annual Meeting. Mr. Cleverly also serves as a consultant to us. In connection with Mr. Cleverly's resignation as a managing director in 1999, Meritage and Mr. Cleverly entered into a separation and consulting agreement. The separation was deemed a termination without cause under Mr. Cleverly's employment agreement. For three years from the effective date of the separation agreement, Mr. Cleverly agreed to consult on our new product development and other areas agreed upon by the parties. The separation agreement contained a non-compete provision that prohibited Mr. Cleverly from competing with us for three years following the effective date, subject to various exceptions. In consideration for Mr. Cleverly's agreement not to compete, he will be paid a total of $285,000 in quarterly installments of $23,750 through March 31, 2002. As of December 31, 2001, we have paid Mr. Cleverly $261,250 of this amount. In connection with the separation agreement, both Mr. Cleverly and Meritage released the other party from any liabilities or obligations either party had or may have against such party in the future, subject to certain exceptions.

     In 2001 we purchased 77 lots for development in Arizona from a business controlled by Mr. Cleverly. The total amount paid for the lots was approximately $3.5 million. We purchased 42 lots at a cost of approximately $2.4 million from this same business in 2000.

     During 2001, we chartered an aircraft from a company owned by Mr. Sarver. The total amount paid for the charter service during 2001 was $101,000.

     Management believes that the terms and fees negotiated for all transactions listed above are no less favorable than those that could be negotiated in arm's length transactions.

            PROPOSAL TO APPROVE AMENDMENT TO THE MERITAGE CORPORATION
                                STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     On January 16, 2002, our Board of Directors adopted, subject to shareholder approval, amendments to the Meritage Corporation Stock Option Plan (the "Plan") that would increase the number of shares of common stock reserved for issuance under the plan from 775,000 to 1,075,000 and would increase the maximum amount of shares that could be issued to one person from 100,000 to 150,000. Certain material features of the plan are discussed below, however, the description is subject to, and qualified by the full text of the plan, attached as EXHIBIT A, which includes the proposed amendment highlighted in bold. The closing price for our common stock on January 16, 2001, as reported on the New York Stock Exchange, was $51.25 per share.

     The affirmative vote of a majority of the shares of common stock present at the annual meeting, in person or by proxy, and entitled to vote is required to approve the proposal.

     The Board believes the plan promotes success and enhances our value, as it ties the personal interests of the participants to those of stockholders and provides the participants with an incentive for outstanding performance. The Board of Directors administers the plan, and has the exclusive authority over it, including the power to determine a participant's eligibility, the types of awards to be granted, the timing of the awards and the exercise price of awards.

GENERAL - DESCRIPTION OF AVAILABLE AWARDS

     INCENTIVE STOCK OPTIONS. An Incentive Stock Option ("ISO") is a stock option that satisfies the requirements specified in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must be equal or greater than the fair market value of the stock at the date of the grant, the option must expire no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the grant date. Certain other requirements must also be met. The Board determines the amount of consideration to be paid to us upon exercise of any options. Payment may be made in cash, common stock or other property.

     An optionee is not treated as receiving taxable income upon either the grant or the exercise of an ISO. However, the difference between the exercise price and the fair market value of the stock at the time of exercise is an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the common stock is either transferable or is not subject to a substantial risk of forfeiture under Section 83 of the Code. If at the time of exercise, the common stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the common stock (determined at the time the stock becomes either transferable or not subject to a substantial risk of forfeiture) will be a tax preference item in the year in which the stock becomes either transferable or not subject to a substantial risk of forfeiture.

     If common stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date the stock is transferred to the optionee upon exercise, any gain or loss resulting from its disposition is treated as long-term capital gain or loss. If such common stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" occurs. If a disqualifying disposition occurs, the optionee realizes ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the common stock on the date of exercise and the exercise price, or the selling price of the common stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, is taxed as a capital gain.

     We are not entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the common stock received, except in the event of a disqualifying disposition. In such case, we are entitled to a deduction equal to the amount of ordinary income realized by the optionee.

     NON-QUALIFIED STOCK OPTIONS. A Non-Qualified Stock Option ("NQSO") is any stock option other than an Incentive Stock Option. These options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

     The optionee realizes no taxable income upon the grant of an NQSO, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee realizes ordinary income in an amount equal to the excess of the fair market value of the common stock on the exercise date over the exercise price, and we are entitled to a corresponding tax deduction.

     Upon subsequent sale or other disposition of common stock acquired through exercise of an NQSO, the optionee realizes a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee has no tax consequence to us.

CHANGE OF CONTROL

     Upon the occurrence of a Corporate Transaction (as defined in the Plan), if the surviving corporation or the purchaser does not assume Meritage's obligation under the Plan, all outstanding options shall become immediately exercisable in full and each option holder shall be given the opportunity to exercise their options before the consummation of the Corporate Transaction so that the option holder can participate in the Corporate Transaction. The Plan defines a "Corporate Transaction" to include:

     * a merger or consolidation in which the Company is not the surviving entity;
     * the sale, transfer or other disposition of all or substantially all of the assets of the Company in a liquidation or dissolution of the company; or
     * any reverse merger in which the Company is the surviving entity but in which the beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     To the extent that the Plan is unaffected and assumed by the successor corporation or its parent company, a Corporate Transaction will have no effect on the outstanding options and the options shall continue in effect according to their terms. Options which continue in effect shall be appropriately adjusted to account for the number and class of securities which would have been issued to the option holder in connection with the consummation of the Corporate Transaction had the option holder exercised the option immediately prior to the Corporate Transaction. Appropriate adjustments also shall be made to the exercise price of such options, provided that the aggregate exercise price shall remain the same.

PLAN BENEFITS

     The following table sets forth grants of options made under the current Plan during 2001 to (i) each of the executive officers named on page 5; (ii) all current executive officers, as a group; (iii) all current directors and director nominees who are not executive officers, as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. Grants under the current Plan and the new Plan are made at the discretion of the Board of Directors. Accordingly, future grants are not yet determinable.

                                             NUMBER OF SHARES   WEIGHTED AVERAGE
                                                SUBJECT TO       EXERCISE PRICE
INDIVIDUAL OF GROUP NAME                      OPTIONS GRANTED       PER SHARE
------------------------                      ---------------       ---------
Executive Officers
  John R. Landon                                   49,000            $ 31.75
  Steven J. Hilton                                 49,000            $ 31.75
  Larry W. Seay                                    19,500            $ 28.86
  Richard T. Morgan                                13,500            $ 28.86
                                                 --------
Executive Officer Group (4 persons)               131,000            $ 31.02
                                                 ========

Director Group (6 persons)                         25,000            $ 28.86

Employee Group (39 persons)                       165,950            $ 30.03

AMENDMENTS TO PLAN

     The Board of Directors has reviewed the options currently remaining in the option pool for the Plan and has determined that it is appropriate to increase the maximum number of shares authorized for issuance (i) under the Plan and (ii) to any one person. As of March 15, 2002, (i) 161,780 shares have been issued upon exercise of options and are included in the total number of shares outstanding Common Stock, and (ii) option grants representing 595,030 shares were outstanding under the Plan. The total number of shares of common stock available for awards under the Plan currently is 18,190. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan, thus increasing the Plan's success and its impact on our value. In addition, Messrs. Landon and Hilton, our co-chief executive officers have each been issued 90,200 options under the Plan. Therefore, the Board is proposing the amendment to the Plan that would increase the number of shares authorized for issuance under the Plan to be increased from 775,000 to 1,075,000, and that the number of options granted for issuance to any one person be increased from 100,000 to 150,000.

SECURITIES ACT REGISTRATION

     We intend to register the additional shares of common stock available for issuance under a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission.

      THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL TO
                AMEND THE MERITAGE CORPORATION STOCK OPTION PLAN.

                              INDEPENDENT AUDITORS

     KPMG LLP served as our principal independent auditors for the fiscal year ended December 31, 2001 and the firm has been appointed as our independent auditors for the fiscal year ending December 31, 2002. We expect representatives of KPMG LLP to be present at our Annual Meeting to answer questions, and they will be given an opportunity to make a statement if they wish to.

AUDIT FEES

     The aggregate fees billed by KPMG LLP for professional services rendered for the annual audit of our financial statements and the reviews of the financial statements included in our Forms 10-Q for the fiscal year ended December 31, 2001 were $150,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     For the fiscal year ended December 31, 2001, KPMG LLP did not provide, directly or indirectly, any services relating to the design or implementation of our information system, local area network, or any hardware or software system.

ALL OTHER FEES

     Other audit related fees paid to KPMG LLP in 2001 were $101,808 for services related to our filing of Form S-4 and $9,000 for the audit of our 401(k) plan. The aggregate fees paid to KPMG LLP for other professional services during the fiscal year ended December 31, 2001 were $265,031, which were comprised of $240,845 for income tax consulting and tax compliance, including preparation of our state and federal income tax returns and $24,186 for management advisory services.

                              STOCKHOLDER PROPOSALS

     The Board of Directors will consider nominations from stockholders for the class of directors whose terms expire at the year 2003 Annual Meeting. Nominations must be made in writing to our Corporate Secretary, received at least 90 days prior to the 2003 Annual Meeting, and contain sufficient background information concerning the nominee's qualifications. Our Corporate Secretary must receive any other stockholder proposals for the 2003 Annual Meeting by December 6, 2002 to be considered for inclusion in our 2003 Proxy Statement. Proposals to be presented at the 2003 Annual Meeting that are not intended for inclusion in the Proxy Statement must be submitted in accordance with the Company's Bylaws. A nomination or other proposal will be disregarded if it does not comply with the above procedures.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the meeting. If any other business should properly come before the meeting, the proxy holders will vote according to their best judgment.


                                Meritage Corporation


                                /s/ Larry W. Seay
                                ------------------------------------------------
                                Larry W. Seay
                                Chief Financial Officer, Vice President-Finance, Secretary and Treasurer
                                April 2, 2002

                                    EXHIBIT A

                              MERITAGE CORPORATION
                                STOCK OPTION PLAN

1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.

     a. The Stock Option Plan (the "Option Plan") of Meritage Homes (the "Company") is hereby adopted. The Option Plan shall provide for the issuance of incentive stock options ("ISOs") and nonqualified stock options ("NSOs").

     b. The purpose of this Option Plan is to promote the long-term success of the Company by attracting, motivating and retaining key executives, consultants and directors (the "Participants") through the use of competitive long-term incentives which are tied to stockholder interests by providing incentives to the Participants in the form of stock options which offer rewards for achieving the long-term strategic and financial objectives of the Company.

     c. The Option Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined herein) of the Company pursuant to (i) options which may qualify as ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), or (ii) NSOs which may not so qualify.

     d. The term "Affiliates" as used in this Option Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Option Plan.

2.   ADMINISTRATION OF THE PLAN

     a. The Option Plan shall be administered by members of the Board of Directors of the Company (the "Board") qualifying as "non-employee directors" as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission (the "Commission").

     b. The Board may from time to time determine which employees of the Company or its Affiliates or other individuals or entities (each an "option holder") shall be granted options under the Option Plan, the terms thereof (including without limitation determining whether the option is an incentive stock option and the times at which the options shall become exercisable), and the number of shares of Stock for which an option or options may be granted.

     c. If rights of the Company to repurchase Stock are imposed, the Board may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any rights of the Company to repurchase shares of such Stock or forfeiture restrictions.

     d. If rights of the Company to repurchase Stock are imposed, the certificates evidencing such shares of Stock awarded hereunder, although issued in the name of the option holder concerned, shall be held by the Company or a third party designated by the Board in escrow subject to delivery to the option holder or to the Company at such times and in such amounts as shall be directed by the Board under the terms of this Option Plan. Share certificates representing Stock that is subject to repurchase rights shall have imprinted or typed thereon a legend or legends summarizing or referring to the repurchase rights.

     e. The Board shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations, consistent with the provisions of the Option Plan, as, in its opinion, may be advisable in the administration of the Option Plan, to construe and interpret the Option Plan, the rules and regulations, and the instruments evidencing options granted under the Option Plan and to make all other determinations deemed necessary or advisable for the administration of the Option Plan. All decisions, determinations and interpretations of the Board shall be binding on all option holders under the Option Plan.

3.   STOCK SUBJECT TO THE PLAN

     a. "Stock" shall mean Common Stock of the Company or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market. THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT CAN BE ISSUED UNDER THIS OPTION PLAN IS 1,075,000 SHARES, AND THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT CAN BE ISSUED TO ANY ONE PERSON UNDER THIS OPTION PLAN IS 150,000 SHARES.

     b. Options may be granted under the Option Plan from time to time to eligible persons. Stock options awarded pursuant to the Option Plan which are forfeited, terminated, surrendered or canceled for any reason prior to exercise shall again become available for grants under the Option Plan (including any option canceled in accordance with the cancellation regrant provisions of Section 6(f) herein).

     c. If there shall be any changes in the Stock subject to the Option Plan, including Stock subject to any option granted hereunder, through merger, consolidation, recapitalization, reorganization, reincorporation, stock split, reverse stock split, stock dividend, combination or reclassification of the Company's Stock or other similar events, an appropriate adjustment shall be made by the Board in the number of shares of Stock. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Option Plan shall become options to purchase such other class or series and the provisions of this Section 3(c) shall apply to such new class or series.

     d. The aggregate number of shares of Stock approved by the Option Plan may not be exceeded without amending the Option Plan and obtaining stockholder approval within twelve months of such amendment.

4.   ELIGIBILITY

     Persons who shall be eligible to receive stock options granted under the Option Plan shall be those individuals and entities as the Board in its discretion determines should be awarded such incentives given the best interests of the Company; provided, however, that (i) ISOs may only be granted to employees of the Company and its Affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company or any Affiliate shall not be eligible to receive ISOs unless the exercise price per share of Stock is at least 110% of the fair market value of the Stock on the date the option is granted.

5.   EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN

     a. All ISOs and NSOs will have option exercise prices per option share not less than the fair market value of a share of the Stock on the date the option is granted, except that in the case of ISOs granted to any person possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate the price shall be not less than 110% of such fair market value. The price of ISOs or NSOs granted under the Option Plan shall be subject to adjustment to the extent provided in Section 3(c) above.

     b. The fair market value on the date of grant shall be determined based upon the closing price on an exchange on that day or, if the Stock is not listed on an exchange, on the average of the closing bid and asked prices in the Over the Counter Market on that day.

6.   TERMS AND CONDITIONS OF OPTIONS

     a. Each option granted pursuant to the Option Plan shall be evidenced by a written stock option agreement (the "Option Agreement") executed by the Company and the person to whom such option is granted. The Option Agreement shall designate whether the option is an ISO or an NSO.

     b. The term of each ISO and NSO shall be no more than 10 years, except that the term of each ISO issued to any person possessing more than 10% of the voting power of all classes of stock of the Company or any Affiliate shall be no more than 5 years. Subsequently issued options, if Stock becomes available because of further allocations or the lapse of previously outstanding options, will extend for terms determined by the Board or the Committee but in no event shall an ISO be exercised after the expiration of 10 years from the date of its grant.

     c. In the case of ISOs, the aggregate fair market value (determined as of the time such option is granted) of the Stock to which ISOs are exercisable for the first time by such individual during any calendar year (under this Option Plan and any other plans of the Company or its Affiliates if any) shall not exceed the amount specified in Section 422(d) of the Internal Revenue Code, or any successor provision in effect at the time an ISO becomes exercisable.

     d. The Option Agreement may contain such other terms, provisions and conditions regarding vesting, repurchase or other provisions as may be determined by the Board. To the extent such terms, provisions and conditions are inconsistent with this Option Plan, the specific provisions of the Option Plan shall prevail. If an option, or any part thereof, is intended to qualify as an ISO, the Option Agreement shall contain those terms and conditions, which the Board determines, are necessary to so qualify under Section 422 of the Internal Revenue Code.

     e. The Board shall have full power and authority to extend the period of time for which any option granted under the Option Plan is to remain exercisable following the option holder's cessation of service as an employee, director or consultant, including without limitation cessation as a result of death or disability; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

     f. As a condition to option grants under the Option Plan, the option holder agrees to grant the Company the repurchase rights as the Company may at its option require and as may be set forth in a separate repurchase agreement. Any option granted under the Option Plan may be subject to a vesting schedule as provided in the Option Agreement and, except as provided in this Section 6 herein, only the vested portion of such option may be exercised at any time during the Option Period. All rights to exercise any option shall lapse and be of no further effect whatsoever immediately if the option holder's service as an employee is terminated for "Cause" (as hereinafter defined) or if the option holder voluntarily terminates the option holder's service as an employee. The unvested portion of the option will lapse and be of no further effect immediately upon any termination of employment of the option holder for any reason. In the remaining cases where the option holder's service as an employee is terminated due to death, permanent disability, or is terminated by the Company (or its affiliates) without Cause at any time, unless otherwise provided by the Committee, the vested portion of the option will extend for a period of three (3) months following the termination of employment and shall lapse and be of no further force or effect whatsoever only if it is not exercised before the end of such three
          (3) month period. "Cause" shall be defined in an Employment Agreement between Company and option holder and if none there shall be "Cause" for termination if (i) the option holder is convicted of a felony,
          (ii) the option holder engages in any fraudulent or other dishonest act to the detriment of the Company, (iii) the option holder fails to report for work on a regular basis, except for periods of authorized absence or bona fide illness, (iv) the option holder misappropriates trade secrets, customer lists or other proprietary information belonging to the Company for the option holder's own benefit or for the benefit of a competitor, (v) the option holder engages in any willful misconduct designed to harm the Company or its stockholders, or (vi) the option holder fails to perform properly assigned duties.

     g. No fractional shares of Stock shall be issued under the Option Plan, whether by initial grants or any adjustments to the Option Plan.

7.   USE OF PROCEEDS

     Cash proceeds realized from the sale of Stock under the Option Plan shall constitute general funds of the Company.

8.   AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

     a. The Board may at any time suspend or terminate the Option Plan, and may amend it from time to time in such respects as the Board may deem advisable provided that (i) such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Option Plan or an amendment to the Option Plan be approved by the stockholders, and (ii) the Board shall not amend the Option Plan to increase the maximum number of shares of Stock subject to ISOs under the Option Plan or to change the description or class of persons eligible to receive ISOs under the Option Plan without the consent of the stockholders of the Company sufficient to approve the Option Plan in the first instance.

          The Option Plan shall terminate on the earlier of (i) tenth anniversary of the Plan's approval or (ii) the date on which no additional shares of Stock are available for issuance under the Option Plan.

     b.   No  option  may  be  granted   during  any  suspension  or  after  the
          termination of the Option Plan, and no amendment, suspension or termination of the Option Plan shall, without the option holder's consent, alter or impair any rights or obligation under any option granted under the Option Plan.

     c.   [Reserved.]

     d. Nothing contained herein shall be construed to permit a termination, modification or amendment adversely affecting the rights of any option holder under an existing option theretofore granted without the consent of the option holder.

9.   ASSIGNABILITY OF OPTIONS AND RIGHTS

     Each ISO and NSO granted pursuant to this Option Plan shall, during the option holder's lifetime, be exercisable only by the option holder, and neither the option nor any right to purchase Stock shall be transferred, assigned or pledged by the option holder, by operation of law or otherwise, other than upon a beneficiary designation executed by the option holder and delivered to the Company or the laws of descent and distribution.

10.  PAYMENT UPON EXERCISE

     Payment of the purchase price upon exercise of any option or right to purchase Stock granted under this Option Plan shall be made by giving the Company written notice of such exercise, specifying the number of such shares of Stock as to which the option is exercised. Such notice shall be accompanied by payment of an amount equal to the Option Price of such shares of Stock. Such payment may be (i) cash, (ii) by check drawn against sufficient funds, (iii) such other consideration as the Board, in its sole discretion, determines and is consistent with the Option Plan's purpose and applicable law, or (iv) any combination of the foregoing. Any Stock used to exercise options to purchase Stock (including Stock withheld upon the exercise of an option to pay the purchase price of the shares of Stock as to which the option is exercised) shall be valued in accordance with procedures established by the Board. If accepted by the Committee in its discretion, such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the option holder (i) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased Stock and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased Stock plus all applicable Federal and State income and employment taxes required to be withheld by the Company in connection with such purchase and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Stock directly to such brokerage firm in order to complete the sale transaction.

11.  WITHHOLDING TAXES

     a. Shares of Stock issued hereunder shall be delivered to an option holder only upon payment by such person to the Company of the amount of any withholding tax required by applicable federal, state, local or foreign law. The Company shall not be required to issue any Stock to an option holder until such obligations are satisfied.

     b. The Board may, under such terms and conditions as it deems appropriate, authorize an option holder to satisfy withholding tax obligations under this Section 11 by surrendering a portion of any Stock previously issued to the option holder or by electing to have the Company withhold shares of Stock from the Stock to be issued to the option holder, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

12.  RATIFICATION

     This Option Plan and all options issued under this Option Plan shall be void unless this Option Plan is or was approved or ratified by (i) the Board; and (ii) a majority of the votes cast at a stockholder meeting at which a quorum representing at least a majority of the outstanding shares of Stock is (either in person or by proxy) present and voting on the Option Plan within twelve months of the date this Option Plan is adopted by the Board. No ISOs shall be exercisable prior to the date such stockholder approval is obtained.

13.  CORPORATE TRANSACTIONS

     a. For the purpose of this Section 13, a "Corporate Transaction" shall include any of the following stockholder-approved transactions to which the Company is a party:

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation;

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company; or

          (iii) any reverse merger in which the Company is the surviving entity but in which beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger.

     b. Upon the occurrence of a Corporate Transaction, if the surviving corporation or the purchaser, as the case may be, does not assume the obligations of the Company under the Option Plan, then irrespective of the vesting provisions contained in individual option agreements, all outstanding options shall become immediately exercisable in full and each option holder will be afforded an opportunity to exercise their options prior to the consummation of the merger or sale transaction so that they can participate on a pro rata basis in the transaction based upon the number of shares of Stock purchased by them on exercise of options if they so desire. To the extent that the Option Plan is unaffected and assumed by the successor corporation or its parent company a Corporate Transaction will have no effect on outstanding options and the options shall continue in effect according to their terms.

     c. Each outstanding option under this Option Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder in connection with the consummation of such Corporate Transaction had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under this Option Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

     d. The grant of options under this Option Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.  REGULATORY APPROVALS

     The obligation of the Company with respect to Stock issued under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or stock exchanges as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Stock under the Plan until such time as any legal requirements or regulations have been met relating to the issuance of Stock, to their registration or qualification under the Securities Exchange Act of 1934, if applicable, or any applicable state securities laws, or to their listing on any stock exchange at which time such listing may be applicable.

15.  NO EMPLOYMENT/SERVICE RIGHTS

     Neither the action of the Company in establishing this Option Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of this Option Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate or change the terms of such individual's employment or service at any time and for any reason, with or without cause.

16.  MISCELLANEOUS PROVISIONS

     a. The provisions of this Option Plan shall be governed by the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State, without regard to its rules concerning conflicts of law.

     b. The provisions of this Option Plan shall insure to the benefit of, and be binding upon, the Company and its successors or assigns, whether by Corporate Transaction or otherwise, and the option holders, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

     c. The option holders shall have no dividend rights, voting rights or any other rights as a stockholder with respect to any options under the Option Plan prior to the issuance of a stock certificate for such Stock.

     d. If there is a conflict between the terms of any employment agreement pursuant to which options under this Plan are to be granted and the provisions of this Plan, the terms of the employment agreement shall prevail.